Exhibit 99.2

SYNTROLEUM CORPORATION 5416 SOUTH YALE, SUITE 400 TULSA, OKLAHOMA 74135-6267 ATTN: KAREN POWER

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The Board of Directors recommends you vote FOR proposals 1 through 6.		For	Against	Abstain

1.       To approve the sale of substantially all of the assets of Syntroleum Corporation (“Syntroleum”) to REG Synthetic Fuels, LLC (“REG Synthetic”), a wholly owned subsidiary of Renewable Energy Group, Inc. (“REG”), pursuant to and on the terms set forth in an asset purchase agreement, dated as of December 17, 2013, by and among REG, REG Synthetic and Syntroleum (the “asset sale proposal” and the transactions contemplated thereby, the “asset sale”).

		☐	☐	☐

4.       To grant discretionary authority to Syntroleum’s board of directors to adjourn or postpone the special meeting, even if a quorum is present, to solicit additional votes to approve the asset sale proposal, the plan of dissolution proposal and/or the name change proposal, if necessary.

							For ☐	Against ☐	Abstain ☐

2.       To approve the plan of dissolution of Syntroleum, including the liquidation and dissolution of Syntroleum contemplated thereby, subject to the approval of the asset sale proposal and following the closing of the asset sale (the “plan of dissolution proposal”).

		☐	☐	☐

5.       To approve, on a non-binding advisory basis, the compensation that certain executive officers of Syntroleum may receive in connection with the asset sale pursuant to existing agreements or arrangements with Syntroleum.

							☐	☐	☐

3.       To approve an amendment to Syntroleum’s certificate of incorporation to change Syntroleum’s name to Sooner Holdings, Inc., subject to the approval of the asset sale proposal and following the closing of the asset sale (the “name change proposal”).

		☐	☐	☐	6. To approve an amendment to Syntroleum’s certificate of incorporation to reduce the number of authorized shares of Syntroleum capital stock and common stock.		☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

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SYNTROLEUM CORPORATION

Special Meeting of Stockholders

(*), 2014 10:00 AM ET

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Edward G. Roth and Karen Power, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SYNTROLEUM CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at 10:00 AM ET on (*), at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side